                                                          Exhibit 10(r)
                                                          Form 10-K for 1995
                                                          File No. 1-11237

                                 $1,500,000,000



                                CREDIT AGREEMENT


                                   dated as of


                                  June 30, 1995


                                      among


                            AT&T Capital Corporation


                             The Banks Listed Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                               TABLE OF CONTENTS*

                                                                                  Page
                                    ARTICLE I
                                   DEFINITIONS


SECTION     1.01     Definitions................................................    1
            1.02     Accounting Terms and Determinations........................   12
            1.03     Types of Borrowings........................................   13
            1.04     Basis for Ratings..........................................   13


                                   ARTICLE II
                                   THE CREDITS


SECTION     2.01     Commitments to Lend........................................   13
            2.02     Notice of Committed Borrowing..............................   14
            2.03     Money Market Borrowings....................................   14
            2.04     Notice to Banks; Funding of Loans..........................   18
            2.05     Notes......................................................   19
            2.06     Maturity of Loans; Termination of
                       Commitments..............................................   20
            2.07     Interest Rates.............................................   20
            2.08     Facility Fees..............................................   24
            2.09     Optional Termination or
                       Reduction of Commitments.................................   24
            2.10     Method of Electing Interest Rates..........................   24
            2.11     Optional Prepayments.......................................   26
            2.12     General Provisions as to Payments..........................   27
            2.13     Funding Losses.............................................   28
            2.14     Computation of Interest and Fees...........................   28
            2.15     Regulation D Compensation..................................   29


                                   ARTICLE III
                                   CONDITIONS


SECTION     3.01     Effectiveness. . . ........................................   29
            3.02     Borrowings.................................................   30

--------
*The Table of Contents is not a part of this Agreement.

                                                                                  Page
                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


SECTION     4.01     Corporate Existence and Power..............................   30
            4.02     Corporate and Governmental
                       Authorization; No Contravention..........................   30
            4.03     Binding Effect.............................................   30
            4.04     Financial Information......................................   32
            4.05     Litigation.................................................   32
            4.06     Subsidiaries...............................................   33
            4.07     Not an Investment Company..................................   33
            4.08     Full Disclosure............................................   33


                                    ARTICLE V
                                    COVENANTS


SECTION     5.01     Information................................................   33
            5.02     Maintenance of Existence...................................   34
            5.03     Fixed Charge Coverage......................................   34
            5.04     Debt.......................................................   35
            5.05     Limitation on Secured Debt.................................   35
            5.06     Consolidations, Mergers and
                       Sales of Assets..........................................   37
            5.07     Use of Proceeds............................................   38


                                   ARTICLE VI
                                    DEFAULTS


SECTION     6.01     Events of Default..........................................   38
            6.02     Notice of Default..........................................   40
            6.03     Rescission.................................................   40


                                   ARTICLE VII
                                    THE AGENT


SECTION     7.01     Appointment and Authorization..............................   41
            7.02     Agent and Affiliates.......................................   41
            7.03     Action by Agent............................................   41
            7.04     Consultation with Experts..................................   41
            7.05     Liability of Agent.........................................   41
            7.06     Indemnification............................................   42


                                                                                  Page

            7.07     Credit Decision............................................   42
            7.08     Successor Agent............................................   42
            7.09     Agent's Fee................................................   43


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES


SECTION     8.01  Basis for Determining Interest
                       Rate Inadequate or Unfair................................   43
            8.02  Illegality....................................................   44
            8.03  Increased Cost and Reduced Return.............................   44
            8.04     Taxes......................................................   46
            8.05     Base Rate Loans Substituted for
                       Affected Fixed Rate Loans................................   49
            8.06     Substitution of Bank.......................................   49
            8.07     Compensation...............................................   50


                                   ARTICLE IX
                                  MISCELLANEOUS


SECTION     9.01     Notices....................................................   50
            9.02     No Waivers.................................................   51
            9.03     Expenses; Indemnification..................................   51
            9.04     Sharing of Set-Offs........................................   51
            9.05     Amendments and Waivers.....................................   52
            9.06     Successors and Assigns.....................................   52
            9.07     Collateral.................................................   54
            9.08     Governing Law; Submission to Juris-
                       diction..................................................   54
            9.09     Counterparts; Integration..................................   55
            9.10     WAIVER OF JURY TRIAL.......................................   55
            9.11     Confidentiality............................................   55


Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote


                                                                                  Page

Exhibit E -   Opinion of Counsel for the Borrower

Exhibit F -   Opinion of Special Counsel for the
                Agent

Exhibit G -   Assignment and Assumption Agreement


                                CREDIT AGREEMENT



               AGREEMENT dated as of June 30, 1995 among AT&T CAPITAL CORPORATION, the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                              W I T N E S S E T H :

               WHEREAS, the Borrower (as defined below) has heretofore entered into a $1,500,000,000 Credit Agreement dated as of July 11, 1994 with the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as agent for such banks (the "Existing Credit Agreement"); and

               WHEREAS, the Borrower wishes to enter into this Agreement to replace the Existing Credit Agreement; and

               WHEREAS, upon the effectiveness of this Agreement in accordance with Section 3.01, the Existing Credit Agreement shall terminate;

               NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


               SECTION 1.01.  Definitions.  The following terms,
as used herein, have the following meanings:

               "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute
Rates pursuant to Section 2.03.

               "Accounts Receivable" shall mean (i) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, any other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of equipment or goods sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other rights to payment of any kind, (ii) any proceeds of any of the foregoing and (iii) any interest in any property or asset of any kind (whether of the obligor under such Accounts Receivable or any other Person) securing the payment of any item listed in clause (i) hereof.

               "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

               "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

               "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

               "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

               "Applicable Margin" has the meaning set forth in Section 2.07(h).

               "Assessment Rate" has the meaning set forth in Section 2.07(b).

               "Asset Drop-Down" has the meaning set forth in Section 5.06.

               "Assignee" has the meaning set forth in Section 9.06(c).

               "AT&T" means American Telephone and Telegraph Company, a New York corporation, and its successors.

               "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

               "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

               "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an

                                       2

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

overdue amount which was a Base Rate Loan immediately before it became overdue.

"Borrower" means AT&T Capital Corporation, a Delaware corporation, and its successors.

               "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

               "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

               "Borrowing" has the meaning set forth in Section 1.03.

               "CD Base Rate" has the meaning set forth in Section 2.07(b).

               "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

               "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

               "CD Reference Banks" means Chemical Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

               "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or changed pursuant to Section 9.06(c).

               "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

               "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

               "Consolidated EBIT" means, for any period, the sum of (i) the consolidated net income from continuing operations of the Borrower and its Consolidated Subsidiaries for such period before extraordinary items and without giving effect to unusual non-recurring events plus (ii) to the extent deducted in determining such consolidated net income from continuing operations, the sum of Consolidated Interest Expense and the provision for income tax for such period.

               "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

               "Consolidated Net Tangible Assets" means, at the date of any determination, the total assets appearing on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recent fiscal quarter of the Borrower for which such balance sheet is available, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (obligations whose liquidation is reasonably expected to occur within twelve months), (b) investments in and advances to Subsidiaries of the Borrower other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting, and (c) Intangible Assets.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

               "Consolidated Tangible Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less Intangible Assets, all determined as of such date.

               "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money and (ii) all obligations of others for borrowed money guaranteed by such Person; provided, however, that any recourse provided by any Person in connection with any sale, transfer or other disposition by such Person of Accounts Receivable or of any subsidiary of such Person substantially all the assets of which are Accounts Receivable which
                                       4
constitutes a "sale" under generally accepted accounting principles (as in effect at the time of such sale, transfer or other disposition) shall not, in any event, constitute Debt.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

               "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Domestic Loans" means CD Loans or Base Rate Loans or both.

               "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

               "Drop-Down Subsidiary" has the meaning set forth in Section 5.06.

               "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

               "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

               "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its

Euro-Dollar Lending Office by notice to the Borrower and the Agent.

               "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

               "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.07(c) on the basis of a London Interbank Offered Rate.

               "Euro-Dollar Reference Banks" means the principal London offices of The Fuji Bank, Limited, Royal Bank of Canada and Morgan Guaranty Trust Company of New York.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

               "Event of Default" has the meaning set forth in Section 6.01.

               "Existing Credit Agreement" has the meaning set forth in the recitals hereto.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty

Trust Company of New York on such day on such transactions as determined by the Agent.

               "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

               "Group of Loans" means at any time a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section
8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

               "Indemnitee" has the meaning set forth in Section 9.03(b).

               "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in the Borrower's balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organization and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

               "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in

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

the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Level I Status" exists at any date if, at such date, both (i) the Borrower's outstanding senior unsecured long-term debt is rated both A+ or higher by S&P and A1 or higher by Moody's and (ii) the Borrower's commercial paper is rated both A1 or higher by S&P and P1 by Moody's.

               "Level II Status" exists at any date if, at such date, (a) both
(i) the Borrower's outstanding senior unsecured long-term debt is rated both A-or higher by S&P and A3 or higher by Moody's and (ii) the Borrower's commercial paper is rated both A1 or higher by S&P and P1 by Moody's and (b) Level I Status does not exist at such date.

               "Level III Status" exists at any date if, at such date, (a) both
(i) the Borrower's outstanding senior unsecured long-term debt is rated both BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) the Borrower's commercial paper is rated both A2 or higher by S&P and P2 or higher by Moody's and (b) neither Level I Status nor Level II Status exists at such date.

               "Level IV Status" exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists.

               "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

               "Lien" means any mortgage, pledge, security interest or lien.

               "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or

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


Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

               "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

               "Material Adverse Effect" means a material adverse effect on the consolidated financial position of the Borrower and its subsidiaries.

               "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

               "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

               "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

               "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

               "Money Market Margin" has the meaning set forth in Section
2.03(d).

               "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

               "Moody's" means Moody's Investors Service, Inc. or any successor rating agency acceptable to the Agent and the Borrower.

               "Non-Recourse Debt" of the Borrower or any Restricted Subsidiary means any indebtedness for borrowed money of the Borrower or any Restricted Subsidiary, as the case may be, which is secured by any Lien on or payable solely from the income and proceeds of any property (including, without limiting the generality of such term, any intangible assets), shares of stock, other equity interests or debt of the Borrower or such Restricted Subsidiary, as the case may be, and which is not a general obligation of the Borrower or such Restricted Subsidiary, as the case may be.

               "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

               "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

               "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

               "Parent" means, with respect to any Bank, any Person controlling such Bank.

               "Participant" has the meaning set forth in Section 9.06(b).

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

               "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

               "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

               "Restricted Subsidiary" means each Subsidiary of the Borrower organized under the laws of any State of the United States or the District of Columbia no substantial portion of the business of which is carried on outside of the United States; provided that each Drop-Down Subsidiary (as defined in Section 5.06) shall be a Restricted Subsidiary.

               "S&P" means Standard & Poor's Ratings Group or any successor rating agency acceptable to the Agent and the Borrower.

               "Status" means, at any date, whichever of Level I Status, Level II Status, Level III Status or Level IV Status exists at such date.

               "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such other Person).

               "Termination Date" means June 28, 1996, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

               "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

               "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes made in consultation with the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend
Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

               SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

               SECTION 1.04. Basis for Ratings. The credit ratings to be utilized in the determination of a Status are the ratings assigned to unsecured obligations of the Borrower without third party credit support. Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded.


                                   ARTICLE II

                                   THE CREDITS


               SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time on and after the Effective Date and prior to the Termination Date in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $50,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11, and reborrow at any time prior to the Termination Date.

               SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

               (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

               (b)  the aggregate amount of such Borrowing,

               (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate, and

               (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

               SECTION 2.03.  Money Market Borrowings.

               (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

               (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

               (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

               (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.


               (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

               (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each

Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 4:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

            (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A)  the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

               (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

               (B) except as provided in subsection (d)(ii)(B)(z) contains qualifying, conditional or similar language;

               (C) except as provided in subsection (d)(ii)(B)(z) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D) arrives after the time set forth in subsection (d)(i).

               (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

               (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

               (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

               (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

               (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

               (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

               SECTION 2.04.  Notice to Banks; Funding of Loans.

               (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower by 3:00 P.M. (New York City time) on the date of such Borrowing at the Agent's aforesaid address.

               (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

               SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

               (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such

Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

               (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement or any error in making the same shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

               SECTION 2.06. Maturity of Loans; Termination of Commitments. (a) The Commitments shall terminate on the Termination Date, and all Committed Loans shall mature, and the principal amount thereof shall be due and payable, on such date.

               (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

               SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date, and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

               (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

               The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                        [ CDBR       ]*
               ACDR  =  [ ---------- ]  + AR
                        [ 1.00 - DRP ]

               ACDR  =  Adjusted CD Rate
               CDBR  =  CD Base Rate
                DRP  =  Domestic Reserve Percentage
                 AR  =  Assessment Rate

----------

* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


               The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

               "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the

Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

               "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               The "London Interbank Offered Rate" applicable to any Interest Period means a rate of interest determined by the Agent on the basis of at least two offered rates for deposits in United States dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day that is two Euro-Dollar Business Days prior to the first day of such Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to each Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, the "London Interbank Offered Rate" in respect of any Interest Period will be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference
Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

               (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03.
 Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

               (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation necessary to determine an interest rate in accordance with this Section, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

               (h) The "Applicable Margin" with respect to any Euro-Dollar Loan or CD Loan at any date is the applicable percentage amount set forth in the table below based on the Status on such date:


==================================================================================================
                         Level I            Level II            Level III          Level IV
                         Status              Status              Status             Status
--------------------------------------------------------------------------------------------------
Euro-Dollar Loans        0.2000%             0.2400%             0.3750%            0.5500%
--------------------------------------------------------------------------------------------------
CD Loans                 0.3250%             0.3650%             0.5000%            0.6750%
==================================================================================================



               SECTION 2.08. Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused). Accrued facility fees shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety.

               The "Facility Fee Rate" at any date is: (i) 0.0500% if Level I Status exists at such date, (ii) 0.0600% if Level II Status exists at such date,
(iii) 0.1250% if Level III Status exists at such date and (iv) 0.2000% if Level IV Status exists at such date.

               SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. The Agent shall promptly notify each Bank of any such notice received by the Agent.

               SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

               (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

            (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

           (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $50,000,000 or any larger multiple of $5,000,000.

               (b) Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

           (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

               (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

               SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

               (b) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group on the last day of any Interest Period applicable to such Group, in whole at any time, or from time to time in part in amounts aggregating $50,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

               (c) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

               (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

               SECTION 2.12.  General Provisions as to Payments.
 (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section
9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended pursuant to this Agreement or by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such

 Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

               SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article VI or VIII or otherwise) on any day prior to the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, continue, convert or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c) or 2.11(d), the Borrower shall reimburse each Bank as provided in the following paragraph for any resulting loss or expense incurred by it (or by a Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of the Applicable Margin or any other margin for the period after any such payment or conversion or failure to borrow or prepay.

               A certificate of each Bank setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate such Bank or a Participant for the out-of-pocket expenses incurred by such Bank shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from such Bank, disagrees in good faith with such Bank on the computation of the amount or amounts owed to such Bank pursuant to this Section 2.13, such Bank and the Borrower shall negotiate in good faith to promptly resolve such disagreement. Any payment required to be paid to such Bank pursuant to this
Section 2.13 shall be paid within 30 days after demand is made therefor (or if there is a disagreement, after such disagreement is resolved). Each Bank shall have a duty to mitigate the damages to such Bank that may arise as a consequence of such funding losses described above to the extent that such mitigation will not, in the judgment of such Bank, entail any cost or disadvantage to such Bank that such Bank is not reimbursed or compensated for by the Borrower.

               SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.15. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Applicable Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause
(i)(A). Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the rate and place indicated in such notice with respect to each Interest Period commencing at least three Euro- Dollar Business Days after the giving of such notice and
(y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officers' certificate setting forth the amount to which such Bank is then entitled under this Section 2.15 (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it).


                                   ARTICLE III

                                   CONDITIONS


               SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

               (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

               (b) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

               (c)  receipt by the Agent of evidence
        satisfactory to it that no loans are outstanding under the Existing Credit Agreement;

               (d) receipt by the Agent of an opinion of the General Counsel or any Assistant General Counsel of the Borrower, substantially in the form of Exhibit E hereto;

               (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto; and

               (f) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 7, 1995. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay on the Effective Date the accrued facility fees thereunder to but excluding the date of such effectiveness.

               SECTION 3.02.  Borrowings.  The obligation of any
Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a)  receipt by the Agent of a Notice of
        Borrowing as required by Section 2.02 or 2.03, as the case may be;

               (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

               (c) immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

               (d) the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) and 4.05) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


               The Borrower represents and warrants that:

               SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except those which the failure to have would not have a Material Adverse Effect.

               SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               SECTION 4.04.  Financial Information.

               (a) The consolidated balance sheet of the Borrower and its subsidiaries as of December 31, 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended, reported on by Cooper's & Lybrand and set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, the consolidated financial position of the Borrower and its subsidiaries as of such date and the consolidated results of their operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles.

               (b) The unaudited consolidated balance sheet of the Borrower and its subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, present fairly, in all material respects, the consolidated financial position of the Borrower and its subsidiaries as of such date and the consolidated results of their operations and cash flows for such three-month period, in conformity with generally accepted accounting principles for interim financial information applied on a basis consistent with the financial statements referred to in subsection (a) of this Section.

               (c) From March 31, 1995 through the Effective Date there has been no material adverse change in the consolidated financial condition of the Borrower and its subsidiaries.

               SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which would have a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

               SECTION 4.06. Subsidiaries. Each of the Borrower's Consolidated Subsidiaries which is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except those which the failure to have would not have a Material Adverse Effect.

               SECTION 4.07.  Not an Investment Company.  The
Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.08. Full Disclosure. No written information heretofore furnished by the Borrower to the Agent or any Bank pursuant to Section 4.04 is, and no written information hereafter furnished by the Borrower to the Agent or any Bank pursuant to Section 5.01 contains or will contain any material misstatement of any material facts.


                                    ARTICLE V

                                    COVENANTS


               The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

               SECTION 5.01.  Information.  The Borrower will
deliver to each of the Banks:

               (a) within 105 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Coopers & Lybrand or other independent public accountants of nationally recognized standing;

               (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and the related consolidated statements of income and cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income in comparative form the figures for the corresponding quarter and in the case of such statements of income and cash flows the corresponding portion of the Borrower's previous fiscal year, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, subject to normal year end adjustments;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 and 5.04, inclusive, on the date of the consolidated balance sheet included in such financial statements and
        (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (d) promptly after the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

               (e) promptly after the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission.

               SECTION 5.02. Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect its corporate existence except as otherwise permitted under Section 5.06.

               SECTION 5.03. Fixed Charge Coverage. The ratio of Consolidated EBIT to Consolidated Interest Expense will not, for any period of four consecutive fiscal quarters, be less than 1.15 to 1.

               SECTION 5.04. Debt. Consolidated Debt determined at the end of any fiscal quarter will not exceed 850% of Consolidated Tangible Net Worth determined at the end of such fiscal quarter, and Consolidated Debt determined at the end of any fiscal month which is not the last month of a fiscal quarter will not exceed 850% of the greater of (i) Consolidated Tangible Net Worth determined at the end of the most recently ended fiscal quarter or (ii) Consolidated Tangible Net Worth determined at the end of such fiscal month.

               SECTION 5.05. Limitation on Secured Debt. The Borrower will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by any Lien on any property or assets of the Borrower or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary, without effectively providing that the principal of, premium, if any, and interest, if any, on the Loans (together with, if the Borrower so determines, any other Debt of the Borrower or such Restricted Subsidiary, which is not subordinated to the Loans) shall be secured equally and ratably with (or prior to) such Debt, so long as any such Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt of the Borrower and the Restricted Subsidiaries would not exceed 10% of Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries; provided, however, that no Asset Drop Down shall, in any event, constitute a Lien; and provided further that neither the satisfaction and discharge of any Debt pursuant to any indenture or instrument governing such Debt, nor the defeasance of any Debt pursuant to any indenture or instrument governing such Debt, shall be deemed the incurrence, issue, assumption or guarantee of Debt secured by a Lien for purposes of this Section. Notwithstanding the foregoing, this Section shall neither limit nor be deemed or construed as limiting the right of the Borrower or any Restricted Subsidiary to incur, issue, assume or guarantee any Debt secured by any one or more of the following: (1) Liens on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Borrower; (2) Liens on property, shares of stock, other equity interests, or Debt existing at the time of acquisition or repossession thereof by the Borrower or any Restricted Subsidiary; (3) Liens on physical property (or any Accounts Receivable arising in connection with the lease thereof), shares of stock, other equity interests, or Debt acquired (or, in the case of physical property, constructed) after the date hereof by the Borrower or any Restricted Subsidiary, which Liens are created prior to, at the time of, or within one year after such acquisition (or, in the case of physical property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure any Debt issued, incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or such completion or commencement, whichever is later) or to secure any other Debt issued, incurred, assumed or guaranteed at any time thereafter for the purpose of refinancing all or any part of such Debt; (4) Liens on Accounts Receivable of the Borrower or any Restricted Subsidiary arising from or in connection with transactions entered into by the Borrower or such Restricted Subsidiary after the date hereof or on Accounts Receivable acquired by the Borrower or such Restricted Subsidiary after such date from others, which Liens are created prior to, at the time of, or within one year after such Accounts Receivable arise or are acquired or, if later, the completion of the delivery or installation of the equipment or goods or the rendering of the services or the advancement or loaning of funds relating thereto (i) as a result of any guarantee, repurchase or other contingent (direct or indirect) or recourse obligation of the Borrower or such Restricted Subsidiary in connection with the discounting, sale, assignment, transfer or other disposition of such Accounts Receivable or any interest therein, or (ii) to secure or provide for the payment of all or any part of the investment of the Borrower or such Restricted Subsidiary in any such Accounts Receivable (whether or not such Accounts Receivable are the Accounts Receivable on which such Liens are created) or the purchase price thereof or to secure any debt (including, without limitation, Non- Recourse Debt) issued, incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of such investment or purchase price; (5) Liens in favor of the Borrower or any Restricted Subsidiary; (6) Liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute; (7) Liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, leases, surety and performance bonds, and other similar obligations not incurred in connection with the borrowing of money; (8) Liens to secure Non-Recourse Debt in connection with the Borrower or any Restricted Subsidiary engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens be on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (i) such Liens be created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (ii) such leases be in existence prior to, or be entered into by the Borrower or such Restricted Subsidiary at the time of or at any time after, the purchase or other acquisition by the Borrower or such Restricted Subsidiary of the properties subject to such leases; and (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the Lien so extended, renewed or replaced (plus any improvements on such property).

               SECTION 5.06. Consolidations, Mergers and Sales of Assets. The Borrower covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person (other than such a sale or conveyance to a Subsidiary or any successor thereto (such a sale or conveyance being called an "Asset Drop-Down")), unless
(i) either the Borrower shall be the continuing corporation or the successor corporation or the person which acquires by sale or conveyance substantially all the assets of the Borrower (if other than the Borrower) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Borrower, by one or more agreements, reasonably satisfactory in form to the Required Banks, executed and delivered to the Agent by such corporation, and (ii) the Borrower or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In the event of any Asset Drop-Down after the date of this Agreement, any subsequent sale or conveyance of assets by a Subsidiary to which assets were transferred in such Asset Drop-Down (a "Drop-Down

Subsidiary") will be deemed to be a sale or conveyance of assets by the Borrower for purposes of this Section 5.06.

               SECTION 5.07. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes, including, without limitation, the repayment of maturing commercial paper and other Debt of the Borrower. None of such proceeds will be used for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U.


                                   ARTICLE VI

                                    DEFAULTS


               SECTION 6.01.  Events of Default.  If one or more
of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

               (b)  the Borrower shall fail to observe or
        perform any covenant contained in Section 5.02, 5.03, 5.04 or 5.06;

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of the Required Banks;

               (d) any representation or warranty made or deemed made by the Borrower in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been materially incorrect when made (or deemed made pursuant to Section 3.02);

               (e) the Borrower shall fail to make any payment or payments, in the aggregate in excess of $300,000,000, on principal of Debt of the Borrower when due and such failure shall continue for 30 days after the due date thereof or, if longer, beyond any applicable grace periods;

               (f) any event or condition shall occur which results in the acceleration of the maturity of the principal of any Debt of the Borrower in the aggregate in excess of $300,000,000 which acceleration shall not have been rescinded within 30 days;

               (g) the Borrower shall commence a voluntary case seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case seeking such relief commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability generally to pay its debts as they become due;

               (h) an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect in an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such decree or order shall remain undismissed and unstayed for a period of 20 days;

               (i) both (i) a person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than AT&T shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower and (ii) the Borrower shall have ceased to be a Subsidiary of AT&T; provided that, notwithstanding clauses (i) and
        (ii) above, no Event of Default shall occur under this paragraph (i) if and for so long as both (x) officers, directors and employees of AT&T constitute a majority of the Board of Directors of the Borrower and (y) no person or group of persons has beneficial ownership of a greater percentage of the outstanding shares of common stock of the Borrower than does AT&T;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

               SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

               SECTION 6.03. Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans pursuant to Section 6.01, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal at the rates specified in this Agreement) and all Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.05, then upon the written consent of the Required Banks and notice to the Borrower, such termination of the Commitments and/or such acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Banks to a decision which may be made at the election of the Required Banks; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Banks to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

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


                                   ARTICLE VII

                                    THE AGENT


               SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

               SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

               SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

               SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified

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




in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

               SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

               SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent from among the Banks. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's

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




resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

               SECTION 7.09.  Agent's Fee.  The Borrower shall
pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


               SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

               (a) the Agent is advised by the CD Reference Banks or, under the circumstances contemplated by the final sentence of the definition of London Interbank Offered Rate, the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to such Reference Banks in the relevant market for such Interest Period, or

               (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate

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



Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

               SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

               SECTION 8.03.  Increased Cost and Reduced Return.
 (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in anyapplicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15, special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

               (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then pursuant to paragraph (c) below, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

               (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of a Bank setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate such Bank or its Parent as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to such Bank, within 30 days after receipt by the Borrower of such certificate delivered by such Bank, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from a Bank, disagrees with such Bank on the computation of the amount or amounts owed to such Bank pursuant to paragraph (a) or (b) above, such Bank and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, such Bank shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above (including, without limitation, changing its Applicable Lending Office) to the extent that such mitigation will not, in the judgment of such Bank, entail any cost or disadvantage to such Bank that such Bank is not reimbursed or compensated for by the Borrower.

               SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed by the United States or any political subdivision or taxing authority thereof, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the United States or any political subdivision or taxing authority thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case

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



may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

               (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

               (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the gross negligence or willful misconduct of such Bank and the Agent, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority). This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. If any Bank or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Agent has received payment from the Borrower hereunder it shall promptly repay such refund (including any interest received by such Bank or the Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all reasonable out-of-pocket expenses of such Bank; provided that the Borrower, upon the request of such Bank or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Agent in the event such Bank or the Agent is required to repay such refund.

               (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if

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


requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, duly executed by such Bank, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

               (e) Each Bank further agrees to promptly notify the Borrower if such Bank changes its Applicable Lending Office and, upon written request from the Borrower, deliver forms 1001 or 4224 required pursuant to Section 8.04(d) prior to the immediately following due date of any payment by the Borrower hereunder.

               (f) The Borrower shall not be required to pay any additional amounts to any Bank or the Agent in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank or Agent to comply, if required, with the provisions of paragraphs (d) and (e) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof or after such Bank became a party hereto; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

               (g) Any Bank claiming any additional amounts payable under this
Section 8.04 shall (i) to the extent legally able to do so, upon reasonable written request from the Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional

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




amounts if, after the Borrower's request, any Bank could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.
               SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

               (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

               (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

               SECTION 8.06. Substitution of Bank. If any Bank (i) has demanded compensation for increased costs pursuant to Section 8.03 or 8.04 or, (ii) has determined that the making or continuation of any Euro-Dollar Rate Loan has become unlawful or impermissible pursuant to Section 8.02 and similar additional interest or compensation has not been

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



demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right to designate an Assignee which is not an affiliate of the Borrower to purchase for cash, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid facility fees in respect of that Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.

               SECTION 8.07. Compensation. The Borrower shall not be liable for compensating any Bank under Sections 2.13, 8.03 and 8.04 for any funding losses, increased costs or taxes incurred by such Bank more than 30 days prior to such Bank's written notice of its intention to demand payment therefor.


                                   ARTICLE IX

                                  MISCELLANEOUS


               SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when received at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

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



               SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

               (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and reasonable out-of-pocket expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel) which were actually incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

               SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other

Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes.


               SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the scheduled maturity of any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

               SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

               (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.13 and 2.15 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).


               (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and provided further that the interest of the Assignee shall be in a minimum amount equivalent to an original Commitment of $15,000,000 and the collective interest of the transferor Bank and its affiliates shall be in a minimum amount equivalent to an original Commitment of $25,000,000 unless, in the case of the transferor Bank and its affiliates, they have no Commitment after giving effect to such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

               (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

               (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

               (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower or its Subsidiaries furnished to such Bank by the Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such Assignee or Participant or proposed Assignee or Participant shall agree to preserve in accordance with Section 9.11 the confidentiality of any confidential information described therein.

               SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this

Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 9.11. Confidentiality. Subject to Section 9.06(f), the Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree or transferee in connection with the contemplated transfer, or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or transferee to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 9.11.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            AT&T CAPITAL CORPORATION



                            By ___________________________________
                               Title:

                            44 Whippany Road
                            Morristown, New Jersey 07962
                            Fax: (201) 397-3106

Commitments

$120,000,000                   MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK



                             By ___________________________________
                                Title:



$71,250,000                  BARCLAYS BANK PLC




                             By ___________________________________
                                Title:



$71,250,000                  THE CHASE MANHATTAN BANK, N.A.




                             By ___________________________________
                                Title:

Commitments

$71,250,000                  CHEMICAL BANK



                             By ___________________________________
                                Title:



$71,250,000                  CITIBANK, N.A.




                             By ___________________________________
                                Title:



$71,250,000                  CREDIT LYONNAIS NEW YORK BRANCH




                             By ___________________________________
                                Title:



$71,250,000                  THE FUJI BANK, LIMITED




                             By _____________________________________
                                Title:




$48,750,000                  CREDIT SUISSE




                             By _____________________________________
                                Title:



                             By _____________________________________
                                Title:

Commitments

$48,750,000                  DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLANDS BRANCHES



                             By ___________________________________
                                Title:



                             By ___________________________________
                                Title:



$48,750,000                  THE FIRST NATIONAL BANK OF
                                CHICAGO



                             By ___________________________________
                                Title:



$48,750,000                  THE INDUSTRIAL BANK OF JAPAN,
                                LTD., NEW YORK BRANCH




                             By _____________________________________
                                Title:

Commitments

$48,750,000                  MELLON BANK



                             By ___________________________________
                                Title:



$48,750,000                  NATIONSBANK OF NORTH
                               CAROLINA, N.A.




                             By ___________________________________
                                Title:



$48,750,000                  PNC BANK, NATIONAL ASSOCIATION




                             By ___________________________________
                                Title:



$48,750,000                  ROYAL BANK OF CANADA




                             By _____________________________________
                                Title:




$48,750,000                  SOCIETE GENERALE




                             By _____________________________________
                                Title:

Commitments

$48,750,000                  THE SUMITOMO BANK, LIMITED,
                               NEW YORK BRANCH



                             By ___________________________________
                                Title:



$48,750,000                  SWISS BANK CORPORATION




                             By ___________________________________
                                Title:



                             By ___________________________________
                                Title:



$26,250,000                  ABN AMRO BANK N.V. NEW YORK
                                BRANCH



                             By ___________________________________
                                Title:



                              By __________________________________
                                 Title:




$26,250,000                  BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION




                             By _____________________________________
                                Title:




$26,250,000                  BANK OF BOSTON




                             By _____________________________________
                                Title:

Commitments

$26,250,000                  BANK OF HAWAII



                             By ___________________________________
                                Title:



$26,250,000                  THE BANK OF NEW YORK




                             By ___________________________________
                                Title:



$26,250,000                  BANQUE PARIBAS




                             By ___________________________________
                                Title:



                             By ___________________________________
                                Title:




$26,250,000                  CIBC INC.




                             By _____________________________________
                                Title:




$26,250,000                  COMERICA BANK




                             By _____________________________________
                                Title:

Commitments

$26,250,000                  COMMERZBANK AKTIENGESELLSCHAFT
                               NEW YORK BRANCH




                             By ___________________________________
                                Title:



                             By ___________________________________
                                Title:




$26,250,000                  DRESDNER BANK AG, NEW YORK AND
                               GRAND CAYMAN BRANCHES




                             By ___________________________________
                                Title:




                             By ___________________________________
                                Title:



$26,250,000                  THE NORTHERN TRUST COMPANY




                             By ___________________________________
                                Title:



$26,250,000                  TRUST COMPANY BANK




                             By _____________________________________
                                Title:




$26,250,000                  WACHOVIA BANK OF GEORGIA, N.A.




                             By _____________________________________
                                Title:

Commitments

$18,750,000                  BANCA COMMERCIALE ITALIANA SpA



                             By ___________________________________
                                Title:



$18,750,000                  BANCO CENTRAL HISPANOAMERICANO
                               S.A.




                             By ___________________________________
                                Title:



$18,750,000                  THE HONGKONG AND SHANGHAI BANKING
                                CORPORATION LIMITED




                             By ___________________________________
                                Title:



$18,750,000                  WESTPAC BANKING CORPORATION




                             By _____________________________________
                                Title:







_________________
Total Commitments

$1,500,000,000
_________________
_________________

                                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent



                                     By ___________________________________
                                        Title:
                                     60 Wall Street
                                     New York, New York 10260-0060
                                     Attention:
                                     Telex number: 177615

                                                                 EXHIBIT A




                                      NOTE



                                                       New York, New York
                                                                         , 19



               For value received, AT&T Capital Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

               All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is one of the Notes referred to in and subject to the terms of the $1,500,000,000 Credit Agreement dated as of June 30, 1995 among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.


                                            AT&T CAPITAL CORPORATION



                                            By________________________
                                               Title:

                         LOANS AND PAYMENTS OF PRINCIPAL



--------------------------------------------------------------------------------
                                                 Amount of
               Amount of        Type of          Principal     Notation
   Date          Loan            Loan            Repaid        Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B



                       Form of Money Market Quote Request




                                                       [Date]




To:            Morgan Guaranty Trust Company of New York
                 (the "Agent")

From:          AT&T Capital Corporation

Re: $1,500,000,000 Credit Agreement (as amended, the "Credit Agreement") dated as of June 30, 1995 among the Borrower, the Banks party thereto and the Agent


               We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount*                              Interest Period**

$


               Such Money Market Quotes should offer a Money
Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

--------
* Amount must be $5,000,000 or a larger multiple of $1,000,000.

** Not less than one month (LIBOR Auction) or not less than 14 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

               Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            AT&T CAPITAL CORPORATION



                                            By________________________
                                               Title:

                                                                 EXHIBIT C



                   Form of Invitation for Money Market Quotes




To:            [Name of Bank]

Re:            Invitation for Money Market Quotes to AT&T
               Capital Corporation (the "Borrower")


               Pursuant to Section 2.03 of the $1,500,000,000 Credit Agreement (as amended, the "Credit Agreement") dated as of June 30, 1995 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                               Interest Period


$


               Such Money Market Quotes should offer a Money
Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

               Please respond to this invitation by no later than [4:00 P.M.] [9:30 A.M.] (New York City time) on [date].

               Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, as Agent


                                            By______________________
                                               Authorized Officer

                                                                 EXHIBIT D


                           Form of Money Market Quote


To:            Morgan Guaranty Trust Company of New York,
                 as Agent

Re:            Money Market Quote to AT&T Capital
               Corporation (the "Borrower")


               In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.      Quoting Bank:  ________________________________

2.      Person to contact at Quoting Bank:

        -----------------------------

3.      Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following
        Interest Periods and at the following rates:

Principal       Interest       Money Market
 Amount**       Period***            [Margin****] [Absolute Rate*****]

$

$


        [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed
        $____________.]**

----------

* As specified in the related Invitation. ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the $1,500,000,000 Credit Agreement (as amended, the "Credit Agreement") dated as of June 30, 1995 among the Borrower, the Banks party thereto and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

               Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            Very truly yours,

                                            [NAME OF BANK]


Dated:_______________                   By:__________________________
                                               Authorized Officer




































----------

*** Not less than one month or not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                 EXHIBIT E



                                   OPINION OF
                            COUNSEL FOR THE BORROWER







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

               I am [General Counsel] [Assistant General Counsel] of AT&T Capital Corporation (the "Borrower"), and as such, have acted as counsel for the Borrower in connection with the $1,500,000,000 Credit Agreement (the "Credit Agreement") dated as of June 30, 1995 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of the Borrower pursuant to
Section 3.01(b) of the Credit Agreement.

               I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, I am of the opinion that:

               1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except those which the failure to have would not have a Material Adverse Effect.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

               3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of an adverse decision which would have a Material Adverse Effect or which in any manner draws into question the validity of the Credit Agreement or the Notes.

               5. Each of the Borrower's Consolidated Subsidiaries which is a corporation is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except those which the failure to have would not have a Material Adverse Effect.

               I am a member of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, I express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent.

                                Very truly yours,

                                                                       EXHIBIT F




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

               We have participated in the preparation of the $1,500,000,000 Credit Agreement (the "Credit Agreement") dated as of June 30, 1995 among AT&T Capital Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that:

               1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate power and have been duly authorized by all necessary corporate action.

               2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                            Very truly yours,

                                                                   EXHIBIT G



                       ASSIGNMENT AND ASSUMPTION AGREEMENT




               AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), AT&T CAPITAL CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                               W I T N E S S E T H


               WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the $1,500,000,000 Credit Agreement dated as of June 30, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended, the "Credit Agreement");

               WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

               WHEREAS, [Committed] Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

               WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding [Committed Loans], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1.  Definitions. All capitalized terms
not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.






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               SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Committed] Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to
Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

               SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection




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with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

               SECTION 6.  Governing Law.  This Agreement shall
be governed by and construed in accordance with the laws of the State of New York.

               SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [ASSIGNOR]


                                            By_________________________
                                              Title:



                                            [ASSIGNEE]


                                            By__________________________
                                              Title:



                                            AT&T CAPITAL CORPORATION


                                            By__________________________
                                              Title:






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                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, as Agent


                                            By__________________________
                                              Title:






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